Exhibit 23.3

Certified Public Accountants
  and Business Advisors

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Discovery Bancorp to the use of our report on Celtic Capital Corporation and Columbia Capital Corporation dated March 2, 2005, on our audits of the combined financial statements of Celtic Capital Corporation and Columbia Capital Corporation as of December 31, 2004 and 2003.

April 5, 2005
Los Angeles, California